UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2011

TREATY ENERGY CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	000-28015	86-0884116
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

440 Louisiana, Suite 1400
Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 425-5377

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On March 31, 2011, Treaty Energy Corporation (“Treaty” or the “Company”) acquired all of the assets of C&C Petroleum Management, LLC of Cicero, Indiana (“C&C”).  C&C owns and operates 21 oil wells over 3 leases in West Texas, comprising over 160 acres.  The purchase price for C&C is $600,000 of which $350,000 is in cash and $250,000 in a combination of common and preferred stock of the Company.  The equity portion of this acquisition is to be paid with 6,000,000 shares of Treaty common stock valued at $70,000 and 36,000 shares, par value $5.00 per shares, of Treaty preferred stock valued at $180,000.   The shares of preferred stock are convertible into common stock, with one-third at 3 cents, one-third at 5 cents, and one-third at 10 cents per share.  Treaty paid $50,000 at time of closing on March 31, 2011 and has agreed to pay $50,000 of the cash amount by April 25, 2011 with the remaining amount ($250,000) to be paid in monthly payments of $25,000 each starting May 25, 2011.

The acquisition of C&C closed on March 31, 2011.

Item 9.01     Financial Statements and Exhibits

(d)           Exhibits

1.01           Company & Asset Purchase Agreement
99.1           Press Release of April 1, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TREATY ENERGY CORPORATION

Date: April 4, 2011	By:	/s/ Andrew V. Reid
Andrew V. Reid Chairman and Chief Executive Officer